EXHIBIT 32.1

CERTIFICATE PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Phillips-Van Heusen Corporation (the “Company”) for the quarterly period ended July 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Emanuel Chirico, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)

the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  September 8, 2006

By:	/s/ Emanuel Chirico
Name:	Emanuel Chirico Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.